Tidal ETF Trust 485BPOS

Exhibit 99(h)(ii)(24)

TWENTY-FOURTH AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS TWENTY-FOURTH AMENDMENT effective as of the last date on the signature block, to the Fund Sub-Administration Servicing Agreement dated as of December 21, 2018, as amended (the “Agreement”), is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal ETF Trust, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Amended Exhibit A to:

Add the following funds:

●	Unusual Whales Subversive Democratic Trading ETF
●	Unusual Whales Subversive Republican Trading ETF
●	FolioBeyond Enhanced Fixed Income Premium ETF

Remove the following funds:

●	SoFi Weekly Dividend ETF

●	SoFi Web 3 ETF

●	SoFi Smart Energy ETF

●	Subversive Cannabis ETF

Reflect changes in names for the following funds:

●	Sound Equity Income ETF to the Sound Equity Dividend Income ETF

●	Private Real Estate Strategy via Liquid REITs ETF to Intelligent Real Estate ETF

●	Unlimited HFEM Emerging Markets Return Tracker ETF to Unlimited HFEM Emerging Markets ETF

●	Unlimited HFEQ Equity Long/Short Return Tracker ETF to Unlimited HFEQ Equity Long/Short ETF

●	Unlimited HFEV Event Driven Return Tracker ETF to Unlimited HFEV Event Driven ETF

●	Unlimited HFMF Managed Futures Return Tracker ETF to Unlimited HFMF Managed Futures ETF

●	Unlimited Ultra HFND Multi-Strategy Return Tracker ETF to Unlimited Ultra HFND Multi-Strategy ETF

●	Unlimited HFGM Global Macro Return Tracker ETF to Unlimited HFGM Global Macro ETF

●	Unlimited HFFI Fixed Income Return Tracker ETF to Unlimited HFFI Fixed Income ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.       Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

2.       Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF SERVICES LLC		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/Gregory Farley
Name:	Eric Falkeis	Name:	Gregory Farley
Title:	President	Title:	Sr. Vice President
Date:	11/22/2024	Date:	12/03/2024

Amended Exhibit A to the Sub-Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF

SoFi Next 500 ETF

SoFi Social 50 ETF

SoFi Enhanced Yield ETF

RPAR Risk Parity ETF

UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF

ATAC Credit Rotation ETF

ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF

Gotham 1000 Value ETF

Gotham Short Strategies ETF

Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Dividend Income ETF

Sound Enhanced Equity Income ETF

Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

FolioBeyond Enhanced Fixed Income Premium ETF

Residential REIT ETF

Intelligent Real Estate ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited HFEM Emerging Markets ETF

Unlimited HFEQ Equity Long/Short ETF

Unlimited HFEV Event Driven ETF

Unlimited HFMF Managed Futures ETF

Unlimited Ultra HFND Multi-Strategy ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Unlimited HFGM Global Macro ETF

Unlimited HFFI Fixed Income ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

God Bless America ETF

Academy Veteran Impact ETF

Unusual Whales Subversive Democratic Trading ETF

Unusual Whales Subversive Republican Trading ETF